EXHIBIT 10.1:
Crimson Wine Group, Ltd.
2022 Omnibus Incentive Plan
Effective Date: July 22, 2022
Approved by Shareholders: July 22, 2022
Expiration Date: July 22, 2032

Article 1.    Establishment & Purpose; Effective Date & Expiration Date
1.1    Establishment. Crimson Wine Group, Ltd., a Delaware corporation (the “Company”), hereby establishes the Crimson Wine Group 2022 Omnibus Incentive Plan (the “Plan”) as set forth in this document. The Plan will supersede and replace the Company’s 2013 Omnibus Incentive Plan (the “2013 Plan”) and all other Prior Plans (as defined below). No awards will be made pursuant to the 2013 Plan or any other Prior Plan on or after the Effective Date (as defined below); provided, that, the 2013 Plan and all Prior Plans shall remain in effect until all awards granted under the 2013 Plan and such Prior Plans have been exercised, forfeited, cancelled, or have otherwise expired or terminated in accordance with the terms of such grants.
1.2    Purpose of the Plan. The purpose of this Plan is to attract, retain and motivate eligible individuals that provide services to the Company, any of its Subsidiaries, or Affiliates and to promote the success of the Company’s business by providing such individuals with appropriate incentives under this Plan.
1.3    Effective Date. The Plan will become effective on the date it is approved by the shareholders at the Company’s 2022 Annual Meeting (the “Effective Date”).
1.4    Expiration Date. The Plan will expire on, and no Award (as defined below) may be granted under the Plan after, the ten (10) year anniversary of the Effective Date. Any Awards that are outstanding on the ten (10) year anniversary of the Effective Date shall remain in force according to the terms of the Plan and the Award Agreement.
Article 2.    Definitions
Whenever capitalized in the Plan, the following terms shall have the meanings set forth below.
2.1    “Affiliate” means any entity that the Company, either directly or indirectly, is in common control with, is controlled by or controls, or any entity that the Company has a substantial direct or indirect equity interest, as determined by the Board.
2.2    “Award” means any Option, Stock Appreciation Right, Restricted Stock, or Other Stock-Based Award that is granted under the Plan.
2.3    “Award Agreement” means either: (a) a written agreement (including an electronic agreement or document) entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan; or (b) a written statement issued by the Company, a Subsidiary or Affiliate to a Participant describing the terms and conditions of the actual grant of such Award.

2.4    “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.
2.5    “Board” means the Board of Directors of the Company.
2.6    “Change of Control” unless otherwise specified in the Award Agreement, means the occurrence of any of the following events:
(a)    the closing of a transaction or series of a transactions that results in the consolidation, amalgamation, or merger of the Company with or into any other Person, or any other corporate reorganization, business combination, transaction or transfer of securities of the Company by its shareholders, or a series of transactions (including the acquisition of capital stock of the Company), whether or not the Company is a party thereto, in which the shareholders of the Company immediately prior to such transaction, collectively have Beneficial Ownership, directly or indirectly, of capital stock representing directly, or indirectly through one or more entities, less than fifty percent (50%) of the equity (measured by economic value or voting power (by contract, share ownership or otherwise)) of the Company or other surviving entity immediately after such transaction;
(b)    the closing of a transaction or series of a transactions that results in the sale or disposition, in one transaction or a series of related transactions, of all or substantially all of the assets of the Company to any Person;
(c)    during any period of twelve consecutive months commencing on or after the Effective Date, individuals who as of the beginning of such period constituted the entire Board (together with any new directors whose election by such Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the directors of the Company, then still in office, who were directors at the beginning of the period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority thereof; or
(d)    approval by the shareholders of the Company, and the consummation of, a complete liquidation or dissolution of the Company.
Notwithstanding the foregoing, to the extent any Award provides for the payment of non-qualified deferred compensation subject to Section 409A of the Code, an event set forth above shall not constitute a “Change of Control” unless it also constitutes a “change in control event” as defined in Section 409A of the Code. For additional clarity, a “Change of Control” shall not be deemed to occur for purposes of this Plan unless the applicable transaction is consummated (i.e., a “Change of Control” for purposes of the Plan shall not be deemed to occur solely upon the announcement, commencement, stockholder approval, or potential occurrence of any one of the events set forth above).
2.7    “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time. All references to the Code shall be interpreted to include a reference to any applicable rules, regulations, rulings or other official guidance promulgated pursuant to such section of the Code.
2.8    “Committee” means the Compensation Committee of the Board or any other committee designated by the Board to administer this Plan, or in the absence of any Compensation Committee or other such designated committee, the Board. To the extent applicable, the Committee shall have at least two (2) members, each of whom shall be (a) a Non-

Employee Director; and (b) an “independent director” within the meaning of the listing requirements of any exchange on which the Company’s Shares are then listed.
2.9    “Company” means Crimson Wine Group, Ltd., a Delaware corporation, and any successor thereto.
2.10    “Consultant” means any consultant or advisor or independent contractor who is a natural person and who provides services to the Company or any Subsidiary, so long as such person: (a) renders bona fide services that are not in connection with the offer and sale of the Company’s securities in a capital raising transaction; (b) does not directly or indirectly promote or maintain a market for the Company’s securities; and (c) otherwise qualifies as a consultant under the applicable rules of the SEC for registration of shares of stock on a Form S-8 registration statement.
2.11    “Director” means a member of the Board who is not an Employee.
2.12    “Effective Date” means the date set forth in Section 1.3.
2.13    “Employee” means an officer or other employee of the Company, a Subsidiary or Affiliate.
2.14    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
2.15    “Fair Market Value” means, as of any date, the per Share value determined as follows, in accordance with applicable provisions of Section 409A of the Code:
(a)    The average of the high and low trading price on any established exchange on which the Company’s Shares are then listed or any established over-the-counter trading system on which Shares are readily tradable, or if no trades were made on any such day, the immediately preceding day on which trades were made; or
(b)    In the absence of an established market for the Shares of the type described in (a) above, the per Share Fair Market Value thereof shall be determined by the Committee in good faith and in accordance with applicable provisions of Section 409A of the Code.
2.16    “Incentive Stock Option” means an Option intended to meet the requirements of an incentive stock option as defined in Section 422 of the Code and designated as an Incentive Stock Option.
2.17    “Non-Employee Director” means a person defined in Rule 16b-3(b)(3) promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission.
2.18    “Nonqualified Stock Option” means an Option that is not an Incentive Stock Option.
2.19    “Other Stock-Based Award” means any right granted under Article 9 of the Plan.
2.20    “Option” means any stock option granted from time to time under Article 6 of the Plan.

2.21    “Option Price” means the purchase price per Share subject to an Option, as determined pursuant to Section 6.2 of the Plan.
2.22    “Participant” means any eligible person as set forth in Section 4.1 to whom an Award is granted.
2.23    “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.
2.24    “Plan” means the Crimson Wine Group 2022 Omnibus Incentive Plan, as amended from time to time.
2.25    “Plan Year” means the applicable fiscal year of the Company.
2.26    “Prior Plan” means the 2013 Plan and any other similar plan adopted by the Company at any time in the past, which has not yet lapsed or expired.
2.27    “Restricted Stock” means any Award granted under Article 8.
2.28    “Restriction Period” means the period during which Restricted Stock awarded under Article 8 of the Plan is subject to forfeiture.
2.29    “Separation from Service” is a term that applies only in the context of an Award that the Company concludes is subject to Section 409A of the Code. In that limited context, the term “Separation from Service” means either: (a) the termination of a Participant’s employment with the Company and all Subsidiaries due to death, retirement or other reasons; or (b) a permanent reduction in the level of bona fide services the Participant provides to the Company and all Subsidiaries to an amount that is less than 20% of the average level of bona fide services the Participant provided to the Company and all Subsidiaries in the immediately preceding 36 months, with the level of bona fide service calculated in accordance with Treasury Regulation Section 1.409A-1(h)(1)(ii). In the case of a Non-Employee Director, Separation from Service means that such member has ceased to be a member of the Board.
Solely for purposes of determining whether a Participant has a “Separation from Service,” a Participant’s employment relationship is treated as continuing while the Participant is on military leave, medical or sick leave, or other bona fide leave of absence (if the period of such leave does not exceed 6 months, or if longer, so long as the Participant’s right to reemployment with the Company or a Subsidiary is provided either by statute or contract). If the Participant’s period of leave exceeds 6 months and the Participant’s right to reemployment is not provided either by statute or by contract, the employment relationship is deemed to terminate on the first day immediately following the expiration of such 6 month period. Whether a Separation from Service has occurred will be determined based on all of the facts and circumstances and in accordance with Section 409A of the Code.

2.30    “Service” means service as an Employee or Director or Consultant.
2.31    “Share” means a common share of the Company, par value $0.01 per share, or such other class or kind of shares or other securities resulting from the application of Section 12.1.
2.32    “Specified Employee” means certain officers and highly compensated employees of the Company as defined in Treasury Regulation Section 1.409A-1(i).

2.33    “Stock Appreciation Right” means any right granted under Article 7.
2.34    “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company (or any parent of the Company) if each of the corporations, other than the last corporation in each unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
2.35    “Substitute Awards” means Awards granted or Shares issued by the Company in assumption or conversion of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines. Substitute Awards may reflect the original terms of the awards being assumed, converted, substituted or exchanged, and need not comply with other specific terms of the Plan, and may account for Shares substituted for the securities covered by the original awards and the number of shares subject to the original awards, as well as any exercise or purchase prices applicable to the original awards, adjusted to account for differences in stock prices in connection with the applicable combination transaction. Any Substitute Award shall be granted in a manner that is consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code.
2.36    “Ten Percent Shareholder” means a person who on any given date owns, either directly or indirectly (taking into account the attribution rules contained in Section 424(d) of the Code), stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or a Subsidiary or Affiliate.
Article 3.    Administration
3.1    Authority of the Committee. The Plan shall be administered by the Committee (or with respect to Non-Employee Directors, the Board), which shall have full power to interpret and administer the Plan and Award Agreements and full authority to select the Employees and Directors and Consultants to whom Awards will be granted, and to determine the type and amount of Awards to be granted to each such Employee or Director or Consultant, and the terms and conditions of Awards and Award Agreements. Without limiting the generality of the foregoing, the Committee may, in its sole discretion but subject to the limitations in Article 13, clarify, construe or resolve any ambiguity in any provision of the Plan or any Award Agreement, extend the term or period of exercisability of any Awards, accelerate the vesting of any Award, or waive any terms or conditions applicable to any Award. Awards may, in the sole discretion of the Committee, be made under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or any of its Subsidiaries or Affiliates or a company acquired by the Company or with which the Company combines. The Committee shall have full and exclusive discretionary power to adopt rules, forms, instruments, and guidelines for administering the Plan or any subplans as the Committee deems necessary or proper. All actions taken and all interpretations and determinations made by the Committee or by the Board (or any other committee or sub-committee thereof), as applicable, shall be final and binding upon the Participants, the Company, and all other interested individuals. All references in the Plan to “Committee” shall be, as applicable, to the Board or the Committee.
3.2    Delegation. The Committee may delegate to one or more of its members, one or more officers of the Company or any of its Subsidiaries or Affiliates, and one or more agents or advisors such administrative duties or powers as it may deem advisable; provided that the Committee shall not delegate the power to make grants of Awards to any Non-Employee Director, Consultant, or to any Employee who is or who may become upon hiring an individual subject to Section 16 of the Exchange Act; provided, further, that no delegation shall be permitted under the Plan that is prohibited by applicable law. Any such delegation may be revoked or modified at any time and must be consistent with applicable law and shall be subject to such restrictions or limitations as may be imposed by the Committee.
Article 4.    Eligibility and Participation
4.1    Eligibility. Participants will consist of such Employees, Non-Employee Directors, and Consultants as the Committee in its sole discretion determines and whom the Committee may designate from time to time to receive Awards. Designation of a Participant in any year shall not require the Committee to designate such person to receive an Award in any other year or, once designated, to receive the same type or amount of Award as granted to the Participant in any other year.
4.2    Type of Awards. Awards under the Plan may be granted in any one or a combination of: (a) Options; (b) Stock Appreciation Rights; (c) Restricted Stock; and (d) Other Stock-Based Awards. Awards granted under the Plan shall be evidenced by Award Agreements (which need not be identical) that provide additional terms and conditions associated with such Awards, as determined by the Committee in its sole discretion; provided, however, that in the event of any conflict between the provisions of the Plan and any such Award Agreement, the provisions of the Plan shall prevail.
Article 5.    Shares Subject to the Plan and Maximum Awards
5.1    Number of Shares Available for Awards.
(a)    General. Subject to adjustment as provided in Article 12 hereof, the maximum number of Shares available for issuance to Participants pursuant to Awards under the Plan shall be 500,000 Shares, plus the number of Shares that remain available or, as described in this Article 5 otherwise become available, for grant under the terms of the 2013 Plan and all Prior Plans as of and following the Effective Date. The number of Shares available for granting Incentive Stock Options under the Plan shall not exceed 500,000 Shares, subject to Article 12 hereof and the provisions of Sections 422 or 424 of the Code and any successor provisions.
(b)    Share Counting. In the event that any outstanding Award expires, is forfeited, cancelled or otherwise terminated without the issuance of Shares or is otherwise settled for cash, the Shares subject to such Award, to the extent of any such forfeiture, cancellation, expiration, termination or settlement for cash, shall again be available for grant under this Plan. Similarly, in the event that, after the Effective Date, any outstanding award made under any Prior Plan expires, is forfeited, cancelled or otherwise terminated without the issuance of Shares or is otherwise settled for cash, the Shares subject to such award made under such Prior Plan, to the extent of any such forfeiture, cancellation, expiration, termination or settlement for cash, shall again be available (or shall newly be available, as applicable) for grant under this Plan. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under paragraph (a) of this Section: (A) Shares tendered by the Participant or withheld by the Company in payment of the Option Price of an Option or, after the Effective Date, an option under any Prior Plan, (B) Shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award or, after the Effective Date, and award under any Prior Plan, (C) Shares subject to a Stock Appreciation Right or, after the Effective Date, a stock appreciation right under any Prior Plan that are not issued in connection with its stock settlement on exercise thereof, and (D) Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options or, after the Effective Date, options under any Prior Plan. The Committee may adopt such other reasonable rules and procedures as it deems appropriate for purposes of determining the number of Shares available for grant under this Section 5.1.
(c)    Limits on Non-Employee Director Awards. Notwithstanding any other provision in the Plan to the contrary, the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all Awards granted to any Non-Employee Director during any Plan Year, plus the aggregate amount of all cash payments made to such non-employee director for services rendered as a director for the same Plan Year, shall not exceed $400,000 (the “Annual Director Compensation Limit”). For the avoidance of doubt, any compensation that is deferred shall be counted toward the Annual Director Compensation Limit during the year in which it is first granted and/or earned.
(d)    Shares Distributed. The Shares available for issuance under the Plan may consist, in whole or in part, of authorized and unissued Shares or treasury Shares or Share purchased on the open market.
(e)    Substitute Awards. Substitute Awards shall not reduce the plan share limit set forth in Section 5.1(a), nor shall Shares subject to a Substitute Award be added to such plan share limit. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary merges or combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition, merger or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition, merger or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the plan share limit set forth in Section 5.1(a) (and Shares subject to such Awards shall not be added to such plan share limit); provided, however, that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition, merger or combination, and shall only be made to individuals who were not employees or directors prior to such acquisition, merger or combination.
Article 6.    Stock Options
6.1    Grant of Options. The Committee is hereby authorized to grant Options to Participants. Each Option shall permit a Participant to purchase from the Company a stated number of Shares at an Option Price established by the Committee, subject to the terms and conditions described in this Article 6 and to such additional terms and conditions, as established by the Committee, in its sole discretion, that are consistent with the provisions of the Plan. Options shall be designated as either Incentive Stock Options or Nonqualified Stock Options, provided that Options granted to Directors shall be Nonqualified Stock Options. An Option granted as an Incentive Stock Option shall, to the extent it fails to qualify as an Incentive Stock Option, be treated as a Nonqualified Stock Option. Neither the Committee nor the Company or any of its Affiliates shall be liable to any Participant or to any other Person if it is determined that an Option intended to be an Incentive Stock Option does not qualify as an Incentive Stock Option. Options shall be evidenced by Award Agreements which shall state the number of

Shares covered by such Option. Such agreements shall conform to the requirements of the Plan, and may contain such other provisions, as the Committee shall deem advisable.
6.2    Terms of Option Grant. The Option Price shall be determined by the Committee at the time of grant and other than in the case of Substitute Awards shall not be less than the Fair Market Value of a Share on the date of grant. In the case of any Incentive Stock Option, the Option Price shall be: (i) if granted to a person other than a Ten Percent Shareholder, not less than 100% of the Fair Market Value of a Share on the date of grant or (ii) if granted to a Ten Percent Shareholder, not be less than 110% of the Fair Market Value of a Share on the date of grant.
6.3    Option Term. The term of each Option shall be determined by the Committee at the time of grant and shall be stated in the Award Agreement, but in no event shall such term be greater than ten (10) years (or, in the case on an Incentive Stock Option granted to a Ten Percent Shareholder, five (5) years).
6.4    Time of Exercise. Options granted under this Article 6 shall be exercisable based on the passage of time as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.
6.5    Method of Exercise. Except as otherwise provided in the Plan or in an Award Agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. For purposes of this Article 6, the exercise date of an Option shall be the later of the date a notice of exercise is received by the Company and, if applicable, the date payment is received by the Company pursuant to clauses (a), (b), (c) or (d) in the following sentence (including the applicable tax withholding pursuant to Section 14.3 of the Plan). The aggregate Option Price for the Shares as to which an Option is exercised shall be paid to the Company in full at the time of exercise at the election of the Participant: (a) in cash or its equivalent (e.g., by cashier’s check); (b) to the extent permitted by the Committee, in Shares (whether or not previously owned by the Participant) having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee; (c) partly in cash and, to the extent permitted by the Committee, partly in such Shares (as described in (b) above); or (d) if there is a public market for the Shares at such time, subject to such requirements as may be imposed by the Committee, through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate Option Price for the Shares being purchased. The Committee may prescribe any other method of payment that it determines to be consistent with applicable law and the purpose of the Plan.
6.6    Limitations on Incentive Stock Options. Incentive Stock Options may be granted only to employees of the Company or of a “parent corporation” or “subsidiary corporation” (as such terms are defined in Section 424 of the Code) at the date of grant. The aggregate Fair Market Value (generally determined as of the time the Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under all plans of the Company and of any “parent corporation” or “subsidiary corporation” shall not exceed $100,000 (to the extent such limitation is exceeded, any excess shall be treated as a Nonqualified Stock Option). For purposes of the preceding sentence, Incentive Stock Options will be taken into account generally in the order in which they are granted. Each provision of the Plan and each Award Agreement relating to an Incentive Stock Option shall be construed so that each Incentive Stock Option shall be an incentive stock option as defined in Section 422 of the Code, and any provisions of the Award Agreement thereof that cannot be so construed shall be disregarded.

Article 7.    Stock Appreciation Rights
7.1    Grant of Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Participants, including a grant of Stock Appreciation Rights in tandem with any Option at the same time such Option is granted (a “Tandem SAR”). Stock Appreciation Rights shall be evidenced by Award Agreements that shall conform to the requirements of the Plan and may contain such other provisions, as the Committee shall deem advisable. Subject to the terms of the Plan and any applicable Award Agreement, a Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive, upon exercise thereof, the excess of: (a) the Fair Market Value of a specified number of Shares on the date of exercise; over (b) the grant price of the right as specified by the Committee on the date of the grant. Such payment may be in the form of cash, Shares, other property or any combination thereof, as the Committee shall determine in its sole discretion.
7.2    Terms of Stock Appreciation Right. Subject to the terms of the Plan and any applicable Award Agreement, the grant price (which, other than in the case of Substitute Awards, shall not be less than 100% of the Fair Market Value of a Share on the date of grant), term, methods of exercise, methods of settlement, and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee. The Committee may impose such other conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate. No Stock Appreciation Right shall have a term of more than ten (10) years from the date of grant.
7.3    Tandem Stock Appreciation Rights and Options. A Tandem SAR shall be exercisable only to the extent that the related Option is exercisable and shall expire no later than the expiration of the related Option. Upon the exercise of all or a portion of a Tandem SAR, a Participant shall be required to forfeit the right to purchase an equivalent portion of the related Option (and, when a Share is purchased under the related Option, the Participant shall be required to forfeit an equivalent portion of the Stock Appreciation Right).
Article 8.    Restricted Stock
8.1    Grant of Restricted Stock. An Award of Restricted Stock is a grant by the Committee of a specified number of Shares to the Participant, which Shares are subject to vesting and forfeiture upon the occurrence of specified events. Participants shall be awarded Restricted Stock in exchange for consideration not less than the minimum consideration required by applicable law. Restricted Stock shall be evidenced by an Award Agreement, which shall conform to the requirements of the Plan and may contain such other provisions, as the Committee shall deem advisable.
8.2    Terms of Restricted Stock Awards. Each Award Agreement evidencing a Restricted Stock grant shall specify the Restriction Period, the number of Shares of Restricted Stock subject to the Award, the performance, employment or other conditions (including the termination of a Participant’s Service whether due to death, disability or other cause) under which the Restricted Stock may be forfeited to the Company and such other provisions as the Committee shall determine. Any Restricted Stock granted under the Plan shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates (in which case, the certificate(s) representing such Shares shall be legended as to sale, transfer, assignment, pledge or other encumbrances during the Restriction Period and deposited by the Participant, together with a stock power endorsed in blank, with the Company, to be held in escrow during the Restriction Period). At the end of the Restriction Period, the restrictions imposed hereunder and under the Award Agreement shall lapse with respect to the number of Shares of Restricted Stock as determined by the Committee, and the legend shall be removed and such number of Shares delivered to the Participant (or, where appropriate, the Participant’s legal representative).
8.3    Voting and Dividend Rights. The Committee shall determine and set forth in a Participant’s Award Agreement whether or not a Participant holding Restricted Stock granted hereunder shall have the right to exercise voting rights with respect to the Restricted Stock during the Restriction Period (the Committee may require a Participant to grant an irrevocable proxy and power of substitution) and, to the extent set forth in the Award Agreement and consistent with this Plan, have the right to receive dividends on the Restricted Stock during the Restriction Period (and, if so, on what terms).
8.4    Performance Goals. The Committee may condition the grant of Restricted Stock or the expiration of the Restriction Period upon the Participant’s achievement of one or more performance goal(s) specified in the Award Agreement. If the Participant fails to achieve the specified performance goal(s) as determined by the Committee in its sole discretion, the Participant shall forfeit the Award of Restricted Stock to the Company, as applicable.
8.5    Section 83(b) Election. If a Participant makes an election pursuant to Section 83(b) of the Code concerning Restricted Stock, the Participant shall be required to file promptly a copy of such election with the Company.
Article 9.    Other Stock-Based Awards; Dividends and Dividend Equivalents
The Committee, in its sole discretion, may grant Awards of Shares and Awards that are valued, in whole or in part, by reference to, or are otherwise based on the Fair Market Value of, Shares (the “Other Stock-Based Awards”), including without limitation, Share grants, Share units, restricted stock units and other phantom awards. Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of Service, the occurrence of an event and/or the attainment of performance goals, as determined by the Committee in its sole discretion. Other Stock-Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine to whom and when Other Stock-Based Awards will be made, the number of Shares to be awarded under (or otherwise related to) such Other Stock-Based Awards, whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares, and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued shall be fully paid and non-assessable). The vesting period and/or performance goals for Other Stock-Based Awards shall be as determined by the Committee.
In the sole discretion of the Committee, the Committee may provide in the applicable Award Agreement, other than for an Option or Stock Appreciation Right or cash-settled phantom award, for the payment of dividends or dividend equivalents to the Participant, payable in cash, Shares, or a combination thereof, on a deferred basis, on such terms and conditions as may be determined by the Committee in its sole discretion. The Committee may provide that the dividend equivalents (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested or accumulated and credited to a bookkeeping account. Notwithstanding the foregoing, any dividends (including payable in connection with Restricted Stock) or dividend equivalents (payable in connection with Awards other than Options or SARs or cash-settled phantom awards) shall in all events be subject to the same restrictions and risk of forfeiture as the underlying Award and shall not be paid unless and until the underlying Award is vested or earned.

Article 10.    Clawback
Notwithstanding any provision of the Plan to the contrary, in an Award Agreement, the Committee shall include provisions calling for the recapture or clawback of all or any portion of an Award to the extent necessary to comply with applicable law in effect on the date of the Award Agreement, including, but not limited to, the final rules issued by the Securities and Exchange Commission and the exchange upon which the Shares are then listed pursuant to Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act. The Committee also may include other clawback provisions in the Award Agreement as it determines to be appropriate. By accepting an Award, each Participant agrees to be bound by, and comply with, the terms of any such recapture or clawback provisions and with any Company request or demand for recapture or clawback.
Article 11.    Compliance with Section 409A of the Code
11.1    General. The Company intends that any Awards be structured in compliance with, or to satisfy an exemption from, Section 409A of the Code and all regulations, guidance, compliance programs and other interpretative authority thereunder (“Section 409A”), such that there are no adverse tax consequences, interest, or penalties as a result of the payments made pursuant to this Plan. Notwithstanding the Company’s intention, in the event any Award is subject to Section 409A and potentially subject to any adverse tax consequences thereunder, the Committee may, in its sole discretion and without a Participant’s prior consent, amend the Plan and/or Awards, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and actions with retroactive effect) as are necessary or appropriate to: (a) exempt the Plan and/or any Award from the application of Section 409A; (b) preserve the intended tax treatment of any such Award and minimize any adverse tax consequences of such Award; or (c) comply with the requirements of Section 409A, including without limitation any such regulations guidance, compliance programs and other interpretative authority that may be issued after the date of the grant.
11.2    Payments to Specified Employees. Notwithstanding any contrary provision in the Plan or Award Agreement, if at the time of a Participant’s Separation from Service, the Company has any Shares which are publicly traded on an established securities market or otherwise, and if the Participant is considered to be a Specified Employee, to the extent any payment for any Award is subject to the requirements of Section 409A of the Code and is payable upon the Participant’s Separation from Service, such payment shall not commence prior to the first business day following the date which is six (6) months after the Participant’s Separation from Service (or the date of the Participant’s death if earlier than the end of the six (6) month period). Any amounts that would have been distributed during such six (6) month period will be distributed on the day following the expiration of the six (6) month period.
11.3    Prohibition on Acceleration or Deferral. Under no circumstances may the time or schedule of any payment for any Award that is subject to the requirements of Section 409A of the Code be accelerated or subject to further deferral except as otherwise permitted or required by Section 409A of the Code. If the Company fails to make any payment pursuant to the payment provisions applicable to an Award that is subject to Section 409A of the Code, either intentionally or unintentionally, within the time period specified in such provisions, but the payment is made within the same calendar year, such payment will be treated as made within the specified time period. In addition, in the event of a dispute with respect to any payment, such payment may be delayed in accordance with Section 409A of the Code.

Article 12.    Adjustments
12.1    Adjustments in Authorized Shares. In the event of any corporate event or transaction involving the Company, a Subsidiary and/or an Affiliate (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, combination of Shares, exchange of Shares, dividend in kind, amalgamation, or other like change in capital structure (other than normal cash dividends to shareholders of the Company), or any similar corporate event or transaction, the Committee, to prevent dilution or enlargement of Participants’ rights under the Plan, shall substitute or adjust, in its sole discretion, the number and kind of Shares or other property that may be issued under the Plan or under particular forms of Awards, the number and kind of Shares or other property subject to outstanding Awards, the Option Price, grant price or purchase price applicable to outstanding Awards, and/or other value determinations applicable to the Plan or outstanding Awards. In the event of any such transaction or event, the Committee may upon the Participant’s execution of a release and/or applicable Award Agreement amendment: (a) provide in substitution for any or all outstanding Awards such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and shall require in connection therewith the surrender of all Awards so replaced in a manner that complies with Section 409A of the Code; and/or (b) if deemed appropriate or desirable by the Committee, cancel and terminate any Option or Stock Appreciation Right having a an Option Price or grant price equal to, or in excess of, the Fair Market Value of a Share subject to such Option or Stock Appreciation Right without any payment or consideration therefor. Any adjustments made pursuant to this Section 12.1 shall be made in a manner consistent with the requirements of Section 409A and, in the case of Incentive Stock Options, any such adjustments shall be made in a manner consistent with the requirements of Section 424(a) of the Code.
12.2    Change of Control. Upon the occurrence of a Change of Control after the Effective Date, unless otherwise specifically prohibited under applicable laws or by the rules and regulations of any governing governmental agencies or national securities exchanges, or unless the Committee shall determine otherwise in the Award Agreement, the Committee is authorized (but not obligated) to make adjustments in the terms and conditions of outstanding Awards, including without limitation the following (or any combination thereof): (a) continuation or assumption of such outstanding Awards under the Plan by the Company (if it is the surviving company or corporation) or by the surviving company or corporation or its parent; (b) substitution by the surviving company or corporation or its parent of awards with substantially the same terms for such outstanding Awards; (c) upon the Participant’s execution of a release and/or applicable Award Agreement amendment, accelerated exercisability, vesting and/or lapse of restrictions under outstanding Awards immediately prior to the occurrence of such event; (d) provide that any outstanding Awards must be exercised, to the extent then exercisable, during a reasonable period of time immediately prior to the scheduled consummation of the event, or such other period as determined by the Committee (contingent upon the consummation of the event), and at the end of such period, such Awards shall terminate to the extent not so exercised within the relevant period; and (e) upon the Participant’s execution of a release and/or applicable Award cancellation document, the provision of alternative consideration (including cash) and/or the cancellation and cash-out of all or any portion of outstanding Awards for fair value (as determined in the sole discretion of the Committee and which may be zero) which, in the case of Options and Stock Appreciation Rights or similar Awards, may equal the excess, if any, of the value of the consideration to be paid in the Change of Control transaction to holders of the same number of Shares subject to such Awards (or, if no such consideration is paid, Fair Market Value of the Shares subject to such outstanding Awards or portion thereof being cancelled) over the aggregate Option Price or grant price, as applicable, with respect to such Awards or portion thereof being cancelled. Any action taken pursuant to this Section shall effectuated in a manner that is consistent with the requirements of Section 409A of the Code.

12.3    No Consent Required. Nothing in this Article 12 or any other provision of this Plan is intended to provide any Participant with any right to consent to or object to any transaction that might result in a Change of Control and each provision of this Plan shall be interpreted in a manner consistent with this intent. Similarly, nothing in this Article 12 or any other provision of this Plan is intended to provide any Participant with any right to consent to or object to any action taken by the Company pursuant to this Article 12.
Article 13.    Amendment, Modification, Suspension, and Termination
13.1    Amendment, Modification, Suspension, and Termination of Plan. The Committee may amend, alter, suspend, discontinue, or terminate (for purposes of this Section 13.1, an “Action”) the Plan or any portion thereof or any Award (or Award Agreement) thereunder at any time; provided that no such Action shall be made, other than as permitted under Article 11 or 12: (a) without shareholder approval: (i) if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan, (ii) if such Action increases the number of Shares available under the Plan (other than an increase permitted under Article 5 absent shareholder approval), (iii) if such Action results in a material increase in benefits permitted under the Plan (but excluding increases that are immaterial or that are minor and to benefit the administration of the Plan, to take account of any changes in legislation, or to obtain or maintain favorable tax, exchange, or regulatory treatment for the Company, a Subsidiary, and/or an Affiliate) or a change in eligibility requirements under the Plan, (iv) for any Action that results in a reduction of the Option Price or grant price per Share, as applicable, of any outstanding Options or Stock Appreciation Rights or cancellation of any outstanding Options or Stock Appreciation Rights in exchange for cash, or for other Awards, such as other Options or Stock Appreciation Rights, with an Option Price or grant price per Share, as applicable, that is less than such price of the original Options or Stock Appreciation Rights or take any other action with respect to Options or Stock Appreciation Rights that would be treated as a repricing under the rules and regulations of the national stock exchange or quotation system on which the Shares may be listed or quoted; (v) if such Action would permit the Committee to grant Options or Stock Appreciation Rights with an Option Price or grant price per Share that is below Fair Market Value; (vi) if such Action would permit the Committee to extend the exercise period of an Option or Stock Appreciation Right beyond ten (10) years from the grant date; (vii) if such Action would expand the type of awards available for grant under the Plan or expand the class of participations eligible to participate in the Plan ; and (b) without the written consent of the affected Participant, if such Action would materially diminish the rights of any Participant under any Award theretofore granted to such Participant under the Plan; provided, however, that the Committee may amend the Plan, any Award or any Award Agreement without such consent of the Participant in such manner as it deems necessary to comply with applicable laws.
Article 14.    General Provisions
14.1    No Right to Service. The granting of an Award under the Plan shall impose no obligation on the Company, any Subsidiary or any Affiliate to continue the Service of a Participant and shall not lessen or affect any right that the Company, any Subsidiary or any Affiliate may have to terminate the Service of such Participant at any time for any reason. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).
14.2    Settlement of Awards; Fractional Shares. Each Award Agreement shall establish the form in which the Award shall be settled. The Committee shall determine whether cash, Awards, other securities or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be rounded, forfeited or otherwise eliminated.
14.3    Tax Withholding. The Company shall have the power and the right to deduct or withhold automatically from any amount deliverable under the Award or otherwise, or require a Participant to remit to the Company, up to the maximum statutory amount necessary (or such lower amount that will not cause an adverse accounting consequence or cost to the Company, in the applicable jurisdiction, to satisfy any federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan. With respect to required withholding, Participants may elect (subject to the Company’s automatic withholding right set out above), subject to the express approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the amount necessary to satisfy any federal, state, and local taxes, domestic or foreign taxes that could be imposed on the transaction.
14.4    No Guarantees Regarding Tax Treatment. Participants (or their beneficiaries) shall be responsible for all taxes with respect to any Awards under the Plan. The Committee and the Company make no guarantees to any Person regarding the tax treatment of Awards or payments made under the Plan. Neither the Committee nor the Company has any obligation to take any action to prevent the assessment of any tax on any Person with respect to any Award under Section 409A of the Code or otherwise and none of the Company, any of its Subsidiaries or Affiliates, or any of their employees or representatives shall have any liability to a Participant with respect thereto.
14.5    Non-Transferability of Awards. Unless otherwise determined by the Committee, an Award shall not be transferable or assignable by the Participant except in the event of his death (subject to the applicable laws of descent and distribution) and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate. No transfer shall be permitted for value or consideration. An Award exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant. Any permitted transfer of the Awards to heirs or legatees of the Participant shall not be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof.
14.6    Conditions and Restrictions on Shares. The Committee may impose such other conditions or restrictions on any Shares received in connection with an Award as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Participant hold the Shares received for a specified period of time or a requirement that a Participant represent and warrant in writing that the Participant is acquiring the Shares for investment and without any present intention to sell or distribute such Shares. The certificates for Shares may include any legend which the Committee deems appropriate to reflect any conditions and restrictions applicable to such Shares.
14.7    Compliance with Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies, or any stock exchanges on which the Shares are admitted to trading or listed, as may be required. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under the Plan prior to:
(a)    Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b)    Completion of any registration or other qualification of the Shares under any applicable national, state or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.
The restrictions contained in this Section 14.7 shall be in addition to any conditions or restrictions that the Committee may impose pursuant to Section 14.6. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.
14.8    Awards to Non-U.S. Employees or Directors. To comply with the laws in countries other than the United States in which the Company or any of its Subsidiaries or Affiliates operates or has Employees or Non-Employee Directors, the Committee, in its sole discretion, shall have the power and authority to:
(a)    Determine which Subsidiaries or Affiliates shall be covered by the Plan;
(b)    Determine which Employees or Non-Employee Directors outside the United States are eligible to participate in the Plan;
(c)    Modify the terms and conditions of any Award granted to Employees or Non-Employee Directors outside the United States to comply with applicable foreign laws;
(d)    Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals; and
(e)    Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 14.8 by the Committee shall be attached to this Plan document as appendices.
14.9    Rights as a Shareholder. Except as otherwise provided herein or in the applicable Award Agreement, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.
14.10    Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person, or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.
14.11    Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company or any of its Subsidiaries or Affiliates may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other Person. To the extent that any Person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts. The Plan is not subject to the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time.
14.12    No Constraint on Corporate Action. Nothing in the Plan shall be construed to: (a) limit, impair, or otherwise affect the Company’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (b) limit the right or power of the Company to take any action which such entity deems to be necessary or appropriate.
14.13    Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.
14.14    Governing Law. The Plan and each Award Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.
14.15    Waiver of Certain Claims. By participating in the Plan, the Participant waives all and any rights to compensation or damages in consequence of the termination of his or her office or Service with the Company, any Subsidiary or Affiliate for any reason whatsoever, whether lawfully or otherwise, insofar as those rights arise or may arise from his or her ceasing to have rights under the Plan as a result of such termination, or from the loss or diminution in value of such rights or entitlements, including by reason of the operation of the terms of the Plan, any determination by the Board or Committee pursuant to a discretion contained in the Plan or any Award Agreement or the provisions of any statute or law relating to taxation.
14.16    Data Protection. By participating in the Plan, the Participant consents to the collection, processing, transmission and storage by the Company in any form whatsoever, of any data of a professional or personal nature which is necessary for the purposes of introducing and administering the Plan. The Company may share such information with any Subsidiary or Affiliate, the trustee of any employee benefit trust, its registrars, trustees, brokers, other third party administrator or any Person who obtains control of the Company or acquires the company, undertaking or part-undertaking which employs the Participant, wherever situated.
14.17    Deferral. The Committee shall be authorized to establish procedures pursuant to which the payment of any eligible award may be deferred. Any such deferral program shall be structured in a manner that complies with Section 409A.
* * *